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                                                                     EXHIBIT 12

RATIO OF EARNINGS TO FIXED CHARGES COMPUTATION
(IN THOUSANDS EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)

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                                                                                    Nine Months
                                                                                      Ended
                                                                                 September 30, 2003
                                                                                 ------------------
EARNINGS:

Earnings before income taxes and minority interest                                  $      40,845

Portion of rents representative of interest expense                                         5,566
Interest on indebtedness, including amortization of deferred loan costs                    95,296
Amortization of capitalized interest                                                        2,763
Minority interest in pre-tax income of subsidiaries that have
 not incurred fixed charges                                                                (2,037)
                                                                                    -------------
Earnings as adjusted                                                                $     142,433
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FIXED CHARGES:

Portion of rents representative of the interest factor                              $       5,566
Interest on indebtedness, including amortization of deferred loan costs                    95,296
Capitalized interest                                                                          902
                                                                                    -------------
Total fixed charges                                                                 $     101,764
                                                                                    -------------
RATIO OF EARNINGS TO FIXED CHARGES                                                           1.4x
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